Exhibit 99.1

Office of the United States Trustee

In re:	DEBTOR IN POSSESSION OPERATING REPORT
The Kushner-Locke Company
	Report Number:	11	Page 1 of 2

Chapter 11	For the Period FROM:	9/1/2002
Case No. LA 01-44828-SB (Administratively Consolidated with
Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01-	TO:	9/30/2002
44833-SB through LA 01-44836-SB; and LA 01-44841-SB)

1	Profit and Loss Statement (Accrual Basis Only)

A. Related to Business Operations
Gross Sales		$—

Costs Related to Revenues (Film Cost Amortization)

Gross Profit			—

Less: Operating Expenses
Officer Compensation	16,725

Salaries and Wages — Other Employees	14,685

Total Salaries and Wages		31,410

Employee Benefits and Pensions		2,302

Employer Payroll Taxes/Fees	1,395

Other Taxes	—

Total Taxes		1,395

Rent and Lease Expense (including parking)	2,360

Distribution/Delivery Expenses	2,482

Interest Expense	—

Insurance

Automobile Expense/Mileage

Utilities (incl. Phone, phone equipment, internet)	3,222

Depreciation and Amortization

Business Equipment Leases	260

Business Expense reimbursement	58

Storage Expense	6,790

Supplies, Office Expenses, Photocopies, etc.	1,010

Bad Debts

Miscellaneous Operating Expenses	1,387

Total Operating Expenses		52,676

Net Gain/Loss from Business Operations			(52,676)

B. Not related to Business Operations Income
Interest Income

Other Non-Operating Revenues		—

Gross Proceeds on Sale of Assets	—

Less: Original Cost of Assets plus expenses of sale	—

Net Gain/Loss on Sale of Assets		—

Total Non-Operating Income			—

Expenses Not Related to Business Operations
Legal and Professional Service Fees		71,408

Other Non-Operating Expenses (Board/Trustee fees)

Total Non-Operating Expenses			71,408

NET INCOME/(LOSS) FOR PERIOD			$(124,085)

DEBTOR IN POSSESSION OPERATING REPORT NO: 9	Page 2 of 2

2	Aging of Accounts Payable and Accounts Receivable (exclude prepetition accounts payable):

		Accounts	Accounts
		Payable	Receivable

Current	Under 30 days		—

Overdue	31-60 days	—	—

Overdue	61-90 days	—

Overdue	91-120 days	—

Overdue	Over 121 days	—

Due in the Future		—	1,433,167

TOTAL		—	1,433,167

3	Statement of Status of Payments to Secured Creditors and Lessors:

No payments to Secured Creditors or Lessors were paid or payable during the reporting period.

4	Tax Liability

No tax payments were paid or payable during the reporting period other than payroll taxes shown above.

5	Insurance Coverage

	Carrier/	Amount of	Policy	Premium Paid
	Agent Name	Coverage	Expiration Date	Through Date

Worker’s Compensation (RENEWED 1/11/02)	St. Paul	1,000,000	1/14/2003	1/14/2003
Commercial Property (RENEWED)	St. Paul	2,000,000	2/14/2003	2/14/2003
Errors & Omissions — Library (RENEWED)	St. Paul	3,000,000	3/3/2003	3/3/2003
Employment Practices Liability	Nat’l Union	5,000,000	10/31/2002	10/31/2002

6	Questions:

A.	Has the Debtor in Possession provided compensation to any officers, directors, shareholders, or other principals without the approval of the Office of the United States Trustee?

☐ Yes	Explain:
☒ No

B.	Has the Debtor in Possession, subsequent to the filing of the petition, made any payments on its prepetition unsecured debt, except as authorized by the Court?

☐ Yes	Explain:
☒ No

7	Statement on Unpaid Professional Fees (Postpetition Amounts Only)

Total unpaid post-petition Professional Fees during the reporting period: $666,486.45

8	Narrative Report of Significant Events and Events out of the Ordinary Course of Business:

None.

9	Quarterly Fees:

Paid

I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

/s/ Alice P. Neuhauser Debtor in Possession